EXHIBIT 14
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                                 NOVA OIL, INC.
                                 (the "Company")

                                 CODE OF ETHICS

                                February 23, 2004


                                  INTRODUCTION

Honesty and trustworthiness are the endowments by which the directors, officers, employees, consultants and advisors of Nova Oil, Inc. must distinguish themselves in their private and public lives. Truthfulness, honesty, fairness, to each other, our Company, and to our investors, service providers, customers and suppliers are the ethical standards by which we live and work. Each person who is a director, officer, employee, consultant or advisor of Nova Oil is a Nova Oil "affiliate" and has a responsibility to manifest rectitude of conduct in all aspects of Nova Oil's business and to comply fully with all laws, regulations, and Company policies. Each individual is expected to assume the responsibility for applying these standards of moral integrity. When in doubt, the Company's affiliates have the responsibility to seek clarification from the appropriate Company representative. (See Disclosure, Guidance and Approvals, below).

Each director, officer, employee, consultant or advisor of the Company is required to comply with this Code of Ethics.

                              CONFLICTS OF INTEREST

A CONFLICT OF INTEREST EXISTS WHEN AN INDIVIDUAL'S PRIVATE INTEREST CONFLICTS WITH THE INTERESTS OF NOVA OIL. WHEN AN INDIVIDUAL'S LOYALTY TO NOVA OIL AND CONDUCT OF RESPONSIBILITIES AND DUTIES TOWARDS NOVA OIL IS PREJUDICED BY ACTUAL OR POTENTIAL BENEFIT FROM ANOTHER SOURCE A CONFLICT OF INTEREST EXISTS.

We are confident of the individual trustworthiness, loyalty and honesty of our affiliates. Good relations with service providers, customers and suppliers and the integrity of our affiliates are critical sources of goodwill and absolutely necessary to our success. Affiliates should never be in a position where their personal interests or third parties inappropriately influence their judgment on Company matters.

No affiliate should be subject, or even reasonably appear to be subject, to influences, interests or relationships that conflict with the best interests of the Company and its investors. This means avoiding any activity that might compromise or seem to compromise the integrity of the Company or the affiliate. All affiliates shall avoid conflicts of interests in connection with the conduct of the Company's business except as expressly permitted by this Code.

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COMMON SOURCES OF CONFLICTS.  Although it is impossible to prepare a list of all potential conflict of interest situations, conflicts of interest generally arise in four situations:

         INTEREST OF AFFILLIATE. When an affiliate, a member of the affiliate's family or a trust in which the affiliate is involved, has a significant direct or indirect financial interest in, or obligation to, an actual or potential competitor, supplier, lender, service provider or customer of the Company;

         INTEREST OF RELATIVE. When an affiliate conducts business on behalf of the Company with a service provider, supplier or customer of which a relative by blood or marriage is a principal, partner, shareholder, director, officer, employee, consultant, advisor or representative;

         GIFTS. When an affiliate, a member of the employee's household, a trust in which the affiliate is involved, or any other person or entity designated by the affiliate, accepts gifts, credits, payments, services or anything else of more than token or nominal value from an actual or potential competitor, service provider, supplier or customer; and

         MISUSE OF INFORMATION. When an affiliate misuses information obtained in the course of his or her duties to the Company.

SPECIFIC EXAMPLES. While it is not possible to describe every situation, ground rules can be established by considering a few examples in which clear conflicts of interest are present:

         POSITION OF INFLUENCE. If an affiliate or a member of that affiliate's family has a significant financial or other beneficial interest in an actual or potential service provider, supplier or customer, the affiliate may not influence decisions with respect to business with such service provider, supplier or customer without full disclosure and specific written clearance by appropriate Company representatives. Such positions include situations where affiliates draw specifications for suppliers' raw materials, products or services; recommend, evaluate, test or approve such raw materials, products or services; or participate in the selection of, or negotiating arrangements with, suppliers.

         AVAILABILITY. A conflict of interest may exist when an affiliate undertakes to engage in an independent business venture or agrees to perform work or services for another business, civic or charitable organization to the extent that the activity prevents such affiliate from devoting the time and effort to the Company's business which his or her position requires. An affiliate shall not accept a position of directorship with another firm without the written consent of appropriate Company representatives.

         COMPETITORS. An affiliate must not serve, advise, or be associated with any person or enterprise which is a competitor of the Company, whether as an employee, stockholder, partner, director, officer, consultant or advisor, unless that capacity is through membership in trade associations, manufacturer's groups and the like, and involvement by the affiliate is at the request of the Company.

ADVANCE DISCLOSURE. Because conflicts of interest have the potential of serious abuse, all conflict of interest circumstances affecting any affiliate should be disclosed to the appropriate Company representative. While transactions affected by a conflict of interest must generally be avoided, there may be times when such transactions are nevertheless fair and appropriate and in the Company's best interest. An affiliate who believes a potential transaction that may be affected by a conflict of interest should nevertheless be pursued, must disclose all material terms of the proposed matter to the appropriate Company representative in advance. No such transaction may be pursued, however, unless it is approved in advance by the appropriate, duly authorized and disinterested officers of the Company, the Board of Directors or an appropriate committee thereof.

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                                 LAWFUL CONDUCT

All affiliates shall carry on the business of the Company in compliance with all applicable laws. Without limiting this obligation, the following conduct is prohibited:

     o Affiliate theft, fraud, embezzlement, misappropriation, or any form of wrongful conversion of property belonging to the Company or another affiliate.

     o Any act of fraud, deception or intentional misrepresentation against or involving the Company, a service provider, a customer, a supplier or any other party.

     o Any act of bribery, including a promise, offer or gift of money or anything of value made or offered by an affiliate to:

         -   A government official or someone acting for the government; or

         - A person employed by, or acting on behalf of, a service provider, a customer, supplier or other organization with which the Company does business or has prospective business,

             (except in the case of certain permitted gifts described below).

     o The destruction or alteration of Company records in order to falsify, conceal or misrepresent information for any purpose including any motivation to:

         - Avoid criticism for errors of judgment or to conceal failure to follow a supervisor's instructions;

         -   Show  a  performance   record  better  than,  or  different   from,
             performance actually achieved; or

         - Misrepresent the affiliate's performance, activities, or other transactions, or those of another employee.

     o Political contributions of money, services, or other property of the Company that are in violation of the law when the contributions are made.

     o   Violations  of  securities   laws  rules  or   regulations,   including
         concealment of information required to be disclosed in filings the Company makes with the Securities and Exchange Commission.

                                      GIFTS

Affiliates and their families generally shall not solicit or accept gifts, fees, bequests, services or entertainment from service provider, customers, suppliers or prospective customers. A gift is regarded as any type of gratuity, favor, loan, legacy, fee, compensation, or anything of monetary value. All such gifts are prohibited except:

     o Business entertainment and other courtesies such as meals, sporting events, and the like, that involve no more than ordinary amenities, and can be properly reciprocated by the affiliate and charged as a business expense. Lavish or extravagant entertainment, such as weekend trips, etc., should not be accepted unless full reimbursement is made by the recipient to the donor.

     o Gifts received because of kinship, marriage, or social relationships and not because of any business relationship.

     o Unsolicited advertising or promotional materials that are made widely available.

     o Service provider, customer or supplier paid travel or lodging where the trip has a legitimate business purpose. Any such trips must be approved in advance in writing by an appropriate Company representative.

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     o   Fees or  other  compensation  received  from an  organization  in which membership or an official position is held, subject to prior written approval by an appropriate Company representative.

Affiliates who believe that acceptance of a permitted gift might make them feel obligated and therefore improperly influenced in the performance of their duties should not accept it, or turn it over to the Company. Affiliates who are unsure whether a gift is a violation of the law and the Code, should seek guidance from an appropriate Company representative.

Likewise, no affiliate of the Company or members of his or her family may extend a gift to any existing or prospective customer or supplier that will not meet these same criteria.

                              MISUSE OF INFORMATION

No information obtained as a result of employment or association with the Company may be used for personal profit or as the basis for a "tip" to others unless the Company has made such information generally available to the public. This is true whether or not direct injury to Nova Oil appears to be involved. The requirement is not limited to transactions relating to Nova Oil stock but also applies to securities of any other company and includes any situation in which information may be used as the basis for unfair bargaining with an outsider. The public disclosure of confidential data and trade secrets relating to our business can have a material adverse effect on the Company and is prohibited.

CORPORATE OPPORTUNITIES. ACORPORATE OPPORTUNITY IS AN APPORTUNITY USEFUL TO THE COMPANY THAT IS DISCOVERED THROUGH THE USE OF COMPANY PROPERTY, OPPORTUNITY OR POSITION AS A NOVA OIL AFFILIATE.

Affiliates are prohibited from taking corporate opportunities for themselves. When an affiliate uses corporate property, corporate information or corporate position for personal gain, he or she is taking a corporate opportunity. An affiliate must use corporate opportunities only for advancing the legitimate business interests of Nova Oil.

            COMPLETE TRUTHFUL AND FULL DISCLOSURES IN PUBLIC FILINGS

The Company's filings made under the Securities Exchange Act of 1934, such as quarterly and annual reports and proxy statements, will contain all required disclosures. All such filings will provide required information in a full, fair, accurate, timely, and understandable manner. The Company has procedures in place to achieve these goals with respect to securities reports and shareholder communications. Any affiliate who has concerns about the accuracy or adequacy of disclosures being made in these documents is encouraged to contact the Principal Financial Officer. No affiliate shall engage in any conduct with the intent of impairing the Company's compliance with this provision.

                               ACCOUNTING MATTERS

The Company's financial statements and books and records on which they are based must accurately reflect all corporate transactions. All receipts and disbursements of corporate funds will be promptly and properly recorded on the Company's books, and the Company's records must disclose the nature and purpose of the transactions. The Company's investors, creditors and other decision makers rely on its records and have a right to information which is timely and accurate.

     o All directors, officers, employees, consultants and advisors shall cooperate fully with the independent auditors of the Company and under no circumstances withhold any information from them.

     o A director, officer, employee, consultant or advisor must maintain the Company related accounting or other records in such a way that they reflect the true nature of transactions, account balances or other matters with clarity and completeness.

     o A director, officer, employee, consultant or advisor may not establish for any purpose an unauthorized, undisclosed, or unrecorded fund or asset account involving Company assets.

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     o   A director, officer, employee, consultant or advisor must structure and record business transactions with a service provider, supplier, agent, or customer in a manner consistent with normal business practice and/or generally accepted accounting principles.

     o No false, incomplete, misleading or artificial entries or records shall be made on the books or records of the Company or its subsidiaries for any reason. The shifting of charges or costs to inappropriate accounts is prohibited.

     o Payment on behalf of the Company shall be made or approved with the understanding that it will be used only for the stated purposes.

     o No undisclosed or unrecorded corporate funds shall be established for any purpose, nor shall the Company funds be placed in any personal or noncorporate account.

     o   "Slush  funds"  or  similar  off-book  accounts,   where  there  is  no
         accounting for receipts or expenditures on corporate books, are prohibited.

A system of internal accounting controls will be maintained which is sufficient to provide reasonable assurances that transactions:

     o   are executed in accordance with management's authorization,

     o are recorded in a manner that permits preparation of the Company's financial statements in conformity with generally accepted accounting principles and applicable regulations, and

     o   are recorded so as to maintain accountability for the Company's assets.

No director, officer, employee, consultant or advisor acting on behalf of the Company shall engage in any activity which circumvents or seeks to circumvent the Company's systems of internal controls.

                       DISCLOSURE, GUIDANCE AND APPROVALS

This Code permits or requires directors, officers, employees, consultants and advisors in various situations to disclose certain facts to, and seek guidance or obtain approval from "appropriate Company representatives".

For each director, officer, employee, consultant or advisor the "appropriate Company representative" is as follows:

     o In the case of any non-officer employee, such employee's supervisor, if such employee has concerns regarding the supervisor's objectivity or independence with respect to the matter, the appropriate Company representative is the Principal Financial Officer.

     o In the case of any director, officer, management employee, consultant or advisor (other than the Principal Executive Officer, i.e. President, and the Principal Financial Officer, i.e. Treasurer) the appropriate Company representative is the Principal Financial Officer. If such affiliate has concerns regarding the Principal Financial Officer's objectivity or independence with respect to the matter, the appropriate Company representative is the Principal Executive Officer or the President.

     o In the case of the Principal Executive Officer, i.e. President, the Principal Financial Officer, i.e. Treasurer, and any director, the appropriate Company representative is the Chairman of the Audit Committee of the Board of Directors or, if the Chairman so determines, the full Audit Committee.

These are the persons directors, officers, employees, consultants and advisors should contact to seek guidance, to clarify issues and to obtain confirmation that a particular course of conduct or transaction is permissible or impermissible under this Code. The Audit Committee has adopted separate procedures for affiliates to report concerns they may have regarding financial reporting abuses, illegality or violations of this Code on a

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confidential  basis.  The Nova  Oil,  Inc.  Affiliate  Reporting  Procedure  for
Accounting and Auditing Concerns is circulated periodically and a copy may be obtained by any employee from the Principal Financial Officer.

                                 CERTIFICATIONS

Affiliates may be required periodically to certify their understanding of and intent to comply or past compliance with this Code.

Any affiliate who violates this Code of Ethics is subject to possible suspension or other disciplinary action, including discharge. Any affiliate who assists in, or knowingly fails to report, a violation of this Code is also subject to suspension, discharge or other appropriate action. Any affiliate who suspects a violation of these policies (including any material transaction or relationship that gives rise to a conflict of interest which to the knowledge of such affiliate has not been disclosed to the appropriate persons) should inform the appropriate Company representatives by using the Nova Oil, Inc. Affiliate Reporting Procedure for Accounting and Auditing Concerns.

ADOPTED AND  ACCEPTED BY THE BELOW SIGNED  OFFICERS  AND  DIRECTORS OF NOVA OIL,
INC.

Signed this 23rd day of February, 2004.

/s/PAUL E. FREDERICKS
---------------------
Paul E. Fredericks
Director, President and Principal Executive Officer

/s/ARTHUR P. DAMMARELL, JR.
---------------------------
Director, Treasurer and Principal Financial Officer

/s/BRUCE E. COX
---------------
Director and Secretary






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